Exhibit 99.1

AerSale Reports Third Quarter 2026 Results

Third Quarter 2026 Highlights

●	Revenue of $91.6 million versus $71.2 million in the prior year period
●	Net loss of $15.0 million, which includes a $13.4 million non-cash goodwill impairment charge, versus a net loss of $0.1 million in the prior year period
●	Adjusted net loss[1] of $1.1 million versus adjusted net income[1] of $1.5 million in the prior year period
●	Adjusted EBITDA[1] of $8.6 million versus $9.5 million in the prior year period
●	Feedstock acquisitions of $7.1 million versus $13.7 million in the prior year period
●	Inventory of $334.1 million as of September 30, 2026
●	Aircraft and engines held for lease[2] of $165.9 million

MIAMI, Florida, November 5, 2026 (GLOBE NEWSWIRE) – AerSale Corporation (Nasdaq: ASLE) (“AerSale” or the “Company”) today reported third quarter 2026 financial results.

Third Quarter 2026 Financial Results:

During the third quarter of 2026, we continued to focus on our strategic initiatives of monetizing our asset base, scaling our Maintenance, Repair, and Overhaul (“MRO”) operations, and growing recurring revenue streams of our business. Revenue and adjusted EBITDA improved sequentially from the second quarter. Flight Equipment sales in the quarter consisted of one whole engine. The sale of a Boeing 737 aircraft and additional engines previously expected to occur in the third quarter are now expected to close in the fourth quarter.

	(in thousands, except per-share amount)
	(Unaudited)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Percent Change	2026	2025	Percent Change
Asset Management Solutions	$50,547	$39,201	28.9%	$130,814	$154,679	(15.4)%
Technical Operations	41,009	31,990	28.2%	102,288	89,670	14.1%
Total revenue	$91,556	$71,191	28.6%	$233,102	$244,349	(4.6)%
Net (loss) income	(15,028)	(120)	(12,423.3)%	(24,048)	3,178	(856.7)%
Adjusted net (loss) income (1)	(1,106)	1,525	(172.5)%	(5,292)	8,297	(163.8)%
Adjusted EBITDA (1)	8,559	9,479	(9.7)%	18,130	30,924	(41.4)%
Diluted (loss) earnings per share	(0.31)	(0.00)	NM	(0.51)	0.06	(950.0)%
Adjusted diluted (loss) earnings per share (1)	(0.02)	0.04	(150.0)%	(0.11)	0.16	(168.8)%
Feedstock acquisitions	$7,127	$13,670	(47.9)%	$37,766	$84,219	(55.2)%

The Company’s revenue for the third quarter of 2026 was $91.6 million, representing a 28.6% increase compared to $71.2 million in the third quarter of 2025 and an increase from $70.9 million in the second quarter of 2026. Growth was driven by leasing, used serviceable material (“USM”) sales, heavy MRO, strong commercial demand for the Company’s AerSafe® product, as well as $9.3 million of Flight Equipment sales, compared with $0.4 million in the prior-year period.

Adjusted EBITDA1 in the third quarter of 2026 was $8.6 million, or 9.3% of total revenue, compared to $9.5 million, or 13.3% of total revenue, in the comparable prior year period. Excluding Flight Equipment sales, revenue grew 16.2% to $82.3 million in the third quarter of 2026 compared to the prior-year period, with gains in leasing, USM, heavy MRO, and Engineered Solutions. We expect continued improvement in adjusted EBITDA as the ramp-up costs of new programs designed to deliver higher profitability and recurring revenue are expected to diminish over time.

We encourage investors to evaluate performance across multiple quarters and through the more recurring parts of our business: leasing, USM and MRO.

Nicolas Finazzo, Chief Executive Officer at AerSale, stated, “The initiatives we have undertaken since early 2025 to make inventory and Flight Assets ready for sale or lease, optimize our sales force, invest in technology, and complete major facilities expansion projects, are taking hold. As such, our third quarter operational results improved meaningfully over the second quarter. Five of our seven 757 freighters are now on lease. We are using advanced analytics to strengthen USM sales by rapidly identifying the most cost-efficient way to make USM ready for sale. In TechOps, we have similarly created advanced analytics that have identified the factors affecting output and profitability at Millington, Goodyear, and our Component MRO shops, which should improve the efficiency of our workforce and increase utilization of our available capacity.”

Mr. Finazzo continued, “We enter the fourth quarter with a well-defined Flight Equipment pipeline expected to close before year end. We have commitments for a $35 million sale of a Boeing 737 aircraft to the U.S. Marshals Service, and other customers for engines now in the final stages of restoration. Together with our expanded lease portfolio and a clear path to monetizing the inventory we have built, we expect a significantly stronger fourth quarter.”

Asset Management Solutions Segment (“AMS”) revenue increased 28.9% to $50.5 million in the third quarter of 2026 compared to $39.2 million in the third quarter of 2025. Excluding Flight Equipment sales, AMS revenue grew 6.4% to $41.3 million from $38.8 million in the prior year, driven by higher leasing and USM revenue. Leasing revenue grew on the strength of an expanded B757 freighter lease portfolio. USM revenue also increased with volumes building throughout the quarter as the Company continued to monetize existing inventory. Feedstock acquisitions were $7.1 million for the third quarter and $37.8 million year to date, compared with $84.2 million in the prior year to date period, reflecting our disciplined approach to pricing in a competitive sellers’ market. The Company was awarded seven A330 airframes, which meet our return requirements, with the first airframe anticipated to close in the coming weeks. As of September 30, 2026, the Company had 18 engines and five B757 freighter aircraft on lease, compared with 18 engines and three B757 freighter aircraft on lease as of June 30, 2026. We are advancing identified opportunities for our remaining two B757 freighters and are working closely with our engine MRO partners to finalize engines currently in repair.

Technical Operations Segment (“TechOps”) revenue increased 28.2% to $41.0 million in the third quarter of 2026 compared with $32.0 million in the third quarter of 2025. Heavy MRO revenue grew as Millington ramped up, generating revenue from two check lines awarded by a regional carrier, compared with none in the prior year. Goodyear revenue was in line with the prior year, and anticipated incremental maintenance has already begun in the fourth quarter.  Roswell performed ahead of plan on storage and fixed-price check work. Component MRO revenue was flat year over year. We have significantly optimized our management and sales organization to market our diverse service and product offerings with a full-service approach and an emphasis on cross selling, which we expect to improve performance in 2027. Engineered Solutions revenue increased over the prior year, driven by AerSafe® kit deliveries as operators must comply with the fuel tank flammability Airworthiness Directive.

Gross margin was 22.5% for the third quarter of 2026, compared with 30.2% in the same period last year. TechOps gross margin was 12.5%, compared with 25.3% in the prior-year period. AMS gross margin was 30.5%, compared with 34.1% in the same period last year. As recently deployed B757 freighters continue to be integrated into operations, the Company expects leasing margins to improve as 757 utilization increases and additional engines are placed on lease.

Selling, general, and administrative expenses were $18.8 million in the third quarter of 2026, compared to $18.6 million in the third quarter of 2025. SG&A included $0.5 million of share-based compensation expense versus $1.3 million in the prior-year period.

Loss from operations was $11.6 million in the third quarter of 2026, which includes a $13.4 million non-cash goodwill impairment charge, compared with income from operations of $2.9 million in the third quarter of 2025.

Income tax expense was $0.7 million in both the third quarter of 2026 and 2025. The Company’s effective tax rate was negative 4.8% in the third quarter of 2026.

Net loss for the third quarter of 2026 was $15.0 million, which includes a non-cash goodwill impairment charge of $13.4 million, compared to a net loss of $0.1 million in the prior-year period. Excluding the goodwill impairment charge, share-based compensation expense, and other adjusting items3, adjusted net loss1 was $1.1 million compared with adjusted net income1 of $1.5 million in the third quarter of 2025.

Diluted loss per share was $0.31 for the third quarter of 2026 compared to $0.00 in the third quarter of 2025. Adjusted for the items noted above, adjusted diluted loss per share1 was $0.02 for the third quarter of 2026, compared to adjusted diluted earnings per share1 of $0.04 in the prior-year period.

AerSale ended the quarter with liquidity of $23.1 million consisting of $3.9 million in cash and cash equivalents and $19.2 million of available capacity on its $180 million revolving credit facility, expandable to $200 million, subject to conditions and the availability of lender commitments and borrowing base availability. Year-to-date cash used in operating activities of $42.7 million primarily reflects continued investment in inventory through feedstock acquisitions and capitalized repair costs to ready Flight Equipment for lease or sale. The Flight Equipment transactions scheduled for the fourth quarter are expected to improve available liquidity.

Conference Call Information

The Company will host a conference call with Nicolas Finazzo, Chief Executive Officer, and Martin Garmendia, Chief Financial Officer, on Thursday, November 5, 2026, at 4:30 pm Eastern Time to discuss its third quarter financial results. A live audio webcast will be available to the public on a listen-only basis at https://ir.aersale.com/news-events/events. An archived replay of the webcast will also be available on the Investors portion of the AerSale website at https://ir.aersale.com/ for one year.

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, including adjusted EBITDA, adjusted net income (loss), and adjusted diluted earnings (loss) per share. Adjusted net income (loss) is defined as net income (loss) excluding mark-to-market adjustments relating to our private warrants, share-based compensation expense, inventory write-offs, goodwill impairment, and other non-cash, non-recurring, or unusual items. AerSale defines adjusted EBITDA as adjusted net income (loss) excluding interest expense, net, depreciation and amortization, income tax (expense) benefit, and other non-cash, non-recurring, or unusual items. Adjusted diluted earnings (loss) per share is adjusted net income (loss) divided by the diluted weighted average number of shares outstanding during the measurement period.

AerSale believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to AerSale’s financial condition and results of operations. AerSale’s management uses certain of these non-GAAP measures to compare AerSale’s performance to that of prior periods for trend analyses and for budgeting and planning purposes. These non-GAAP measures should not be construed as an alternative to net income (loss), net income (loss) per diluted share or net income (loss) margin as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (each as determined in accordance with GAAP).

You should review AerSale’s financial statements and not rely on any single financial measure to evaluate AerSale’s business. Other companies may calculate adjusted EBITDA, adjusted net income (loss), or adjusted diluted earnings (loss) per share differently, and therefore AerSale’s adjusted EBITDA, adjusted net income (loss), and adjusted diluted earnings (loss) per share measures may not be directly comparable to similarly titled measures of other companies.

Reconciliations of net income (loss) and diluted earnings (loss) per share, the Company’s closest GAAP measures, to adjusted EBITDA, adjusted net income (loss), and adjusted diluted earnings (loss) per share, are outlined in the tables below following the Company’s condensed consolidated financial statements.

End Notes

(1) Adjusted net income (loss), adjusted EBITDA and adjusted diluted (loss) earnings per share are non-GAAP measures. See “Non-GAAP Financial Measures” above and “Adjusted EBITDA, Adjusted Net (Loss) Income and Adjusted Diluted (Loss) Earnings Per Share Reconciliation Table” at the end of this press release for a discussion of why we believe these non-GAAP measures are useful together with a detailed reconciliation of these measures to their most directly comparable GAAP (Generally Accepted Accounting Principles) measures.

(2) Aircraft and engines held for lease refers to the financial statement line item Aircraft and engines held for lease, net within the Condensed Consolidated Balance Sheet, which is comprised of the cost of the assets net of accumulated depreciation.

(3) During the prior year period there were also adjustments for change in warrant liability, payroll taxes related to share-based compensation, facility relocation costs, and restructuring costs.

Third Quarter 2026 Financial Results

AERSALE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue:
Products	$54,545	$36,968	$121,932	$148,679
Leasing	10,420	9,403	34,628	25,135
Services	26,591	24,820	76,542	70,535
Total revenue	91,556	71,191	233,102	244,349
Cost of sales and operating expenses:
Cost of products	39,330	27,295	87,826	105,564
Cost of leasing	4,248	2,849	12,941	8,508
Cost of services	27,420	19,561	76,622	55,489
Total cost of sales	70,998	49,705	177,389	169,561
Gross profit	20,558	21,486	55,713	74,788
Selling, general and administrative expenses	18,778	18,613	62,015	66,048
Goodwill impairment	13,416	-	13,416	-
(Loss) income from operations	(11,636)	2,873	(19,718)	8,740
Other (expense) income:
Interest expense, net	(2,766)	(2,367)	(7,347)	(6,000)
Other income, net	62	128	1,071	2,150
Change in fair value of warrant liability	-	(21)	-	53
Total other expense, net	(2,704)	(2,260)	(6,276)	(3,797)
(Loss) income before income tax provision	(14,340)	613	(25,994)	4,943
Income tax (expense) benefit	(688)	(733)	1,946	(1,765)
Net (loss) income	$(15,028)	$(120)	$(24,048)	$3,178

(Loss) earnings per share:
Basic	$(0.31)	$(0.00)	$(0.51)	$0.07
Diluted	$(0.31)	$(0.00)	$(0.51)	$0.06
Weighted average shares outstanding:
Basic	47,725,030	47,180,634	47,440,357	48,779,067
Diluted	47,725,030	47,180,634	47,440,357	49,056,561

AERSALE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheet

(in thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2026	2025
Current assets:
Cash and cash equivalents	$3,866	$4,379
Accounts receivable, net of allowance for credit losses of $1,098 and $1,173 as of September 30, 2026 and December 31, 2025, respectively	50,970	42,654
Income tax receivable	1,302	1,728
Inventory:
Aircraft, airframes, engines, and parts	222,938	205,379
Advance vendor payments	10,885	5,679
Deposits, prepaid expenses, and other current assets	14,834	9,170
Total current assets	304,795	268,989
Fixed assets:
Aircraft and engines held for lease, net	165,912	102,361
Property and equipment, net	32,086	32,006
Inventory:
Aircraft, airframes, engines, and parts	111,210	158,385
Operating lease right-of-use assets	26,499	30,130
Deferred income taxes	9,713	8,784
Deferred financing costs, net	724	1,024
Other assets	587	586
Goodwill	6,444	19,860
Other intangible assets, net	16,721	18,347
Total assets	$674,691	$640,472

Current liabilities:
Accounts payable	$32,149	$29,645
Accrued expenses	9,372	7,233
Income tax payable	-	329
Lessee and customer purchase deposits	1,735	780
Current operating lease liabilities	3,759	4,313
Current portion of long-term debt	2,260	993
Deferred revenue	2,348	530
Deferred insurance proceeds	28,610	28,610
Total current liabilities	80,233	72,433
Revolving credit facility	158,675	110,053
Long-term debt	590	1,284
Long-term lease deposits	4,447	3,492
Long-term operating lease liabilities	25,145	28,190
Maintenance deposit payments and other liabilities	1,460	589
Total liabilities	270,550	216,041
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized 200,000,000 shares; issued and outstanding 47,730,257 and 47,221,513 shares as of September 30, 2026 and December 31, 2025, respectively	5	5
Additional paid-in capital	280,487	276,729
Retained earnings	123,649	147,697
Total stockholders' equity	404,141	424,431
Total liabilities and stockholders’ equity	$674,691	$640,472

AERSALE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net (loss) income	$(24,048)	$3,178
Adjustments to reconcile net (loss) income to net cash used in operating activities
Depreciation and amortization	17,990	14,237
Amortization of debt issuance costs	300	292
Amortization of operating lease assets	32	215
Inventory reserve	4,216	2,580
Deferred income taxes	(929)	1,738
Change in fair value of warrant liability	-	(53)
Share-based compensation	3,626	3,125
Goodwill impairment	13,416	-
Changes in operating assets and liabilities:
Accounts receivable	(8,316)	(8,968)
Income tax receivable	426	951
Inventory	(47,369)	(50,291)
Deposits, prepaid expenses, and other current assets	(5,664)	(305)
Other assets	(1)	8
Advance vendor payments	(5,206)	615
Accounts payable	2,504	(3,050)
Income tax payable	(329)	-
Accrued expenses	2,071	(694)
Deferred revenue	1,818	(874)
Lessee and customer purchase deposits	1,910	(1,029)
Deferred insurance proceeds	-	3,700
Other liabilities	859	292
Net cash used in operating activities	(42,694)	(34,333)
Cash flows from investing activities:
Proceeds from sale of assets	-	1,750
Acquisition of aircraft and engines held for lease, including capitalized costs	(3,441)	(2,678)
Purchase of property and equipment	(3,705)	(4,494)
Net cash used in investing activities	(7,146)	(5,422)
Cash flows from financing activities:
Proceeds from long-term debt	1,267	1,174
Repayments of long-term debt	(694)	(462)
Proceeds from revolving credit facility	153,322	256,469
Repayments of revolving credit facility	(104,700)	(171,900)
Payments of debt issuance costs	-	(115)
Purchase of treasury stock	-	(45,000)
Proceeds from the issuance of Employee Stock Purchase Plan shares	137	195
Taxes paid related to net share settlement of equity awards	(5)	(37)
Net cash provided by financing activities	49,327	40,324

(Decrease) increase in cash and cash equivalents	(513)	569
Cash and cash equivalents, beginning of period	4,379	4,698
Cash and cash equivalents, end of period	$3,866	$5,267

Supplemental disclosure of cash activities
Income tax refunds, net	$(356)	$(725)
Interest paid	$7,209	$5,762
Supplemental disclosure of noncash investing activities
Reclassification of inventory to equipment held for lease, net	$72,769	$27,189
Reclassification of inventory to property and equipment, net	$-	$3,417
Reclassification of equipment held for lease, net from property and equipment, net	$-	$(8,773)

AERSALE CORPORATION AND SUBSIDIARIES

Adjusted EBITDA, Adjusted Net (Loss) Income and Adjusted Diluted (Loss) Earnings Per Share Reconciliation Table

(in thousands, except per and percentage share data)

(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
		% of Total		% of Total		% of Total		% of Total
	2026	Revenue	2025	Revenue	2026	Revenue	2025	Revenue
Reported net (loss) income	$(15,028)	(16.4)%	$(120)	(0.2)%	$(24,048)	(10.3)%	$3,178	1.3%
Addbacks:
Change in fair value of warrant liability	-	-%	21	0.0%	-	-%	(53)	(0.0)%
Share-based compensation	506	0.6%	1,297	1.8%	3,626	1.6%	3,125	1.3%
Payroll taxes related to share-based compensation	-	-%	48	0.1%	-	-%	66	0.0%
Inventory write-off	-	-%	-	-%	1,615	0.7%	-	-%
Goodwill impairment (2)	13,416	14.7%	-	-%	13,416	5.8%	-	-%
Facility relocation costs	-	-%	367	0.5%	130	0.1%	1,134	0.5%
Restructuring costs	-	-%	-	-%	-	-%	1,072	0.4%
Legal settlement	-	-%	-	-%	-	-%	400	0.2%
Income tax effect of adjusting items (1)	-	-%	(88)	(0.1)%	(31)	(0.0)%	(625)	(0.3)%
Adjusted net (loss) income	$(1,106)	(1.2)%	$1,525	2.1%	$(5,292)	(2.3)%	$8,297	3.4%
Interest expense, net	2,766	3.0%	2,367	3.3%	7,347	3.2%	6,000	2.5%
Income tax expense (benefit)	688	0.8%	733	1.0%	(1,946)	(0.8)%	1,765	0.7%
Depreciation and amortization	6,211	6.8%	4,766	6.7%	17,990	7.7%	14,237	5.8%
Reversal of income tax effect of adjusting items (1)	-	-%	88	0.1%	31	0.0%	625	0.3%
Adjusted EBITDA	$8,559	9.3%	$9,479	13.3%	$18,130	7.8%	$30,924	12.7%

Reported diluted (loss) earnings per share	$(0.31)		$(0.00)		$(0.51)		$0.06
Addbacks:
Change in fair value of warrant liability	-		0.00		-		(0.00)
Share-based compensation	0.01		0.03		0.08		0.06
Payroll taxes related to share-based compensation	-		0.00		-		0.00
Inventory write-off	-		-		0.03		-
Goodwill impairment (2)	0.28		-		0.28		-
Facility relocation costs	-		0.01		0.00		0.02
Restructuring costs	-		-		-		0.02
Legal settlement	-		-		-		0.01
Income tax effect of adjusting items	-		(0.00)		(0.00)		(0.01)
Adjusted diluted (loss) earnings per share	$(0.02)		$0.04		$(0.11)		$0.16

(1) The income tax effect of current period adjusting items is calculated at the Company's applicable statutory rate of 24% after considering federal and state tax rates.

(2) Represents a noncash goodwill impairment charge recognized in the third quarter of 2026. See Note E – Intangible Assets, Net; included in our quarterly report on Form 10-Q for the quarter ended September 30, 2026.

Forward Looking Statements

This press release includes “forward-looking statements”. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release may constitute forward-looking statements, and include, but are not limited to, statements regarding our strategic initiatives and the expected results and benefits thereto; our anticipated financial and operating performance; the expected operating capacity of our MRO facilities and demand for such services; the timing of the expected Boeing 737 sale; and changes to our liquidity. AerSale’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” or the negative of these or other similar expressions are intended to identify such forward-looking statements. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. You should carefully consider the foregoing factors and the other risks and uncertainties described in the Risk Factors, Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), and its other filings with the SEC, including its subsequent quarterly reports on Form 10-Q. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

About AerSale

AerSale is a global provider of integrated aviation aftermarket services and solutions, serving operators of Boeing, Airbus, and legacy McDonnell Douglas aircraft. The Company helps aircraft owners and operators optimize the value, safety, and operational efficiency of their fleets across the entire aircraft lifecycle.

AerSale’s comprehensive capabilities include aircraft and engine sales and leasing, used serviceable material (USM) sales, component and airframe MRO services, and FAA-certified engineered solutions. Through internally developed products such as AerSafe®, AerTrak®, and the AerAware™ Enhanced Flight Vision System, AerSale delivers innovative technologies that enhance aircraft performance, improve safety, and reduce operating costs.

With deep technical expertise and a fully integrated business model, AerSale provides everything customers need—through a single, trusted partner.

Media:

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AerSale: Jackie Carlon

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Email: media.relations@aersale.com

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Source: AerSale Corporation